合作合同

Cooperation Agreement

本合作合同（“合同”）由以下各方于2013年7月[ 24 ]日签署于山东枣庄市。

This contract was signed in Zaozhuang City, Shandong Province on July [ 24 ] 2013.

甲方：埃新斯（枣庄）新气体有限公司（“气化厂”）

Party A: SES (Zaozhuang) New Gas Co., Ltd. (“Gasification Plant”)

乙方：山东潍焦集团薛城能源有限公司（其前身为山东海化煤业化工有限公司，“焦化厂”）

Party B: Shandong Weijiao Group Xue Cheng Energy Co., Ltd. (formerly known as Shandong Hai Hua Coal Chemical Co., Ltd., “Coking Plant”)

丙方：山东薛焦化工有限公司（“甲醇厂”）

Party C: Shandong Xue Jiao Chemical Co., Ltd. (“Methanol Plant”)

前言

Preamble

1.	气化厂与山东海化煤业化工有限公司于2006年10月22日签署合成气购售合同并于此后签署了相关的补充协议（“合成气合同”）。自2011年9月起，双方进行了积极的交流与沟通，愿意通过气化厂与甲醇厂联合运行的方式以增进双方的经济效益，并以本合同替代合成气合同。

The Gasification Plant executed a synthesis gas purchase and sales contract ("syngas contract") with Shandong Hai Hua Coal Chemical Co., Ltd. on October 22, 2006, and supplemental agreements thereafter. The two parties began communication since September 2011 and reached an agreement on the joint operation of the Gasification Plant & the Methanol Plant to enhance the mutual benefits and this contract is to replace the syngas contract.

2.	甲醇厂系焦化厂下属子公司，其为本合同之当事方，亦为本合同之见证方，同意和接受本合同约定条款，并同意按本合同约定执行。

The Methanol Plant is a subsidiary of the Coking Plant, and is one of the 3 parties of the contract and the witness as well, who agrees and accepts the terms of this contract and agrees to perform according to the contract.

经过各方多次的友好协调和讨论，现达成如下条款约定。

After friendly coordination and negotiation, we have reached following agreement.

1	合作内容/ Terms of the Cooperation

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1.1	本合同所述之合作是指在为期10年的期间内，由气化厂对甲醇厂和气化厂进行联合运行并统一管理的合作（“合作”）。

The cooperation described in this contract refers to the joint operation & management of the Methanol Plant & the Gasification Plant by the Gasification Plant in 10-year period (“Cooperation”).

1.2	就气化厂而言，其在合作中提供的条件如下：

The Gasification Plant should provide following conditions:

(1)	以气化厂设施、设备及生产经营人员投入，与甲醇厂联合运营（“联营厂”）；

To joint operate with the Methanol Plant with the facilities, equipments & employees of the Gasification Plant (“Joint Plant”);

(2)	委派管理团队（“管理团队”）接管甲醇厂，负责甲醇厂的一切日常生产、经营和内外部活动的管理权；

To appoint the management team (“Management Team”) to take over the Methanol Plant and to obtain the authorization for the Management Team to take over the right and responsibility for managing the Methanol Plant production, management, routine affairs, and internal and external activities;

(3)	承担合作期间气化厂和甲醇厂联营的全部盈亏（参见以下定义）。

To be responsible for the Methanol Plant & the Gasification Plant’s profit and loss during the cooperation (according to following definitions).

1.3	就焦化厂而言，其在合作中提供的条件如下：

The Coking Plant should provide following conditions:

(1)	在保持甲醇厂主体独立的情况下，向气化厂无偿提供甲醇厂工厂界区范围内的全部（甲醇厂界区范围见下定义），交由管理团队经营和管理；同时原则上保留甲醇厂原生产人员；

In the premise of maintaining the independence of the Methanol Plant, to provide the whole part within the Methanol Plant boundary for the Gasification Plant to be operated & managed by the Management Team for free (the Methanol Plant boundary is defined as below), and retain the original production personnel of the Methanol Plant in principle;

(2)	向甲醇厂和气化厂有偿提供焦炉气，及水、电等公用工程及公共设施；

To be paid to provide coke oven gas, water, power utilities and facilities to the Methanol Plant and the Gasification Plant;

(3)	承担第1.4条约定的甲醇厂在合作期间应由焦化厂承担的费用，并在甲醇厂作挂帐处理。

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To afford the expense mentioned in Article 1.4 which should be borne by the Coking Plant and make credit processing in the Methanol Plant during the cooperation.

1.4	为本合作之目的，第1.2（3）条所述之“全部盈亏”是指气化厂和甲醇厂在合作期间的全部收入减去全部成本费用的余额。为避免疑义，以下各项应从上述成本费用中剔除，并应由焦化厂承担：

The profit and loss mentioned in Article 1.2 (3) means the balance that total revenue minus total cost of the Gasification Plant and the Methanol Plant during the cooperation. To avoid ambiguity, the following expenses should be deducted from the cost mentioned above and be afforded by the Coking Plant.

(1)	甲醇厂的固定资产在合作期间的折旧；

Depreciation of fixed assets of the Methanol Plant during cooperation;

(2)	甲醇厂在合同生效前发生的长期待摊费用递延至合作期间的摊销；

Amortization of long-term prepaid expenses of the Methanol Plant, which is generated before the contract effectiveness and payable during the cooperation period;

(3)	甲醇厂在合同生效前产生的并延续至合作期间支付的贷款本金及利息；以及

Loan principal and interest of the Methanol Plant, which is generated before the contract effectiveness and payable during the cooperation period; and

(4)	甲醇厂在合同生效前产生的未偿付的对外欠款；或者因合同生效前的交易或合同而产生的对外支付义务。

Unpaid external debts of the Methanol Plant, which is generated before the contract effectiveness; or external debts arising from the transactions or contracts reached or agreed before the contract effectiveness.

2	甲醇厂界区与交接/Methanal Plant Range & Handover

2.1	为本合同之目的，“甲醇厂”指甲醇厂工厂界区范围内的一切，包括但不限于甲醇生产设施、设备、材料、产品，以及界区范围内的管道、道路、办公楼及其附属设施和设备、土地和其他公用设施等及界区外的附属设施（附属设施包括维修和仪表班的工作场所、二次水泵、焦炭过滤器和空压站）；不包括焦炉气，及水、电、污水处理等公用工程及界区范围外的管道、道路及其他公用设施。甲醇厂工厂界区范围见附件2所示。

The Methanol Plant refers to everything within the Methanol Plant boundary, Including but not limited to production facilities, equipments, materials, products, and pipelines, roads, buildings, ancillary facilities and equipment, land and other public utilities, and ancillary facilities outside the plant boundary (ancillary facilities including the workplace of maintenance and instrument classes, the secondary pumps, coke filters and compressor station); excluding coke oven gas, water, power, sewage treatment and other public utilities and pipelines, roads and other public facilities outside the plant boundary. The range of the Methanol Plant boundary is shown in Appendix 2.

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2.2	双方应在完成附件1所述全部事项后，办理甲醇厂的交接。

The two parties should handover the Methanol Plant after completing all the matters described in Appendix 1.

2.3	甲醇厂的交接包括（1）工厂设施、设备、材料、产品等实物资产；（2）证照印章；（3）财务、税务及资产负债表；（4）人事及生产人员的交接。焦化厂与气化厂根据附件3约定的基本原则在交接前就一个更为详细的交接清单和内容（“交接清单”）进行商讨并达成一致，并按此交接清单的内容向气化厂交付甲醇厂，甲醇厂应予积极配合。

The handover of the Methanol Plant includes (1) physical assets such as plant facilities, equipments, materials, products; (2) licenses, permits, certificates & chops; (3) financial, tax and balance sheet; (4) personnel and production staff. According to the basic principle agreed in Appendix 3, the Coking Plant & the Gasification Plant will negotiate and agree upon a more detailed list before handover, and the Coking Plant will hand over the Methanol Plant to the Gasification Plant according to such detailed list. The Methanol Plant should cooperate with the handover actively.

3	合作期间各方义务/ Obligations of the parties during cooperation

合作期间，各方应按以下约定履行各自的义务：

The parties should perform following respective obligations as agreed during cooperation:

3.1	甲醇厂的生产、经营和管理由管理团队负责。甲醇厂实行总经理负责制，总经理由管理团队成员担任。管理团队可以自行决定在甲醇厂进行一切必要的任免、调整、或变更。

The Management Team will be responsible for the production, operation & management of the Methanol Plant. The Methanol Plant adopts General Manager Responsibility System, and the General Manager will be appointed from the Management Team member. The Management Team has the authority to decide all necessary dismissal, adjustment, or change of the Methanol Plant.

3.2	联营厂在合作期间所需的流动资金由气化厂负责向银行贷款；前提条件是焦化厂提供相应的融资担保，在合作期间该担保额度保持不变。若焦化厂不能提供上述融资担保的，应按同期银行贷款利率提供所需的流动资金。在合作期间，焦化厂应在气化厂变更贷款银行和变更银行贷款时给予积极的配合与协助。

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The Gasification Plant will be responsible to get bank loan for the funds required by the Joint Plant during the cooperation and the precondition for doing this is that the Coking Plant shall provide corresponding financing guarantee and maintain such credit line during the cooperation period. If it cannot provide above financing guarantee, the Coking Plant should provide required funding according to the bank lending rates for the same period. The Coking Plant should provide coordination & support actively when the Gasification Plant changes its loan bank & bank loan during cooperation.

3.3	甲醇厂在本合同生效之前的原有生产人员（“原职工”）原则上留用，原职工的劳动关系保持不变；其薪酬福利待遇在总体上不低于焦化厂的同类标准。原职工在离开甲醇厂之后，由焦化厂接收并进行安置。

In principle, the existing employees before the Contract effectiveness of the Methanol Plant (“original employee”) and their labor relationship will be kept as it is; the remuneration and welfare for original employee, in general, will not be worse than the similar standard of the Coking Plant. The original employees shall be accepted by the Coking Plant after leaving the Methanol Plant.

3.4	除非管理团队同意，否则甲醇厂有权终止或拒绝履行甲醇厂在合同生效前签署的长期供应和采购协议（此类协议和义务延续至合作期间），焦化厂应负责协调相关签约方并承担因此而产生的费用和责任。

Unless the management team agrees, otherwise the Methanol Plant has the right to terminate or refuse to perform the long-term supply and purchase agreements signed by the Methanol Plant before the commencement of the contract (such agreements and obligations extended to the cooperation period), the Coking Plant shall be responsible for coordinating the relevant contracting parties and bear related costs and responsibilities arising therefrom.

3.5	甲醇厂在合作期间保持会计记帐和会计核算独立，保存合作期间所有会计帐簿、帐册、凭证和发票等；同时按月度向焦化厂提供财务报表。

The Methanol Plant shall keep its financial and accounting independent and keep all accounting books, vouchers and invoices during the cooperation, and monthly financial report will be furnished to the Coking Plant.

3.6	在合作期间，气化厂承担甲醇厂的安全生产责任，并承担因其管理不善而造成的甲醇厂的安全责任事故以及因此造成的甲醇厂的损失。

The Gasification Plant shall be responsible for the production safety of the Methanol Plant and assume the loss of the Methanol Plant caused by security accidents resulted from its mismanagement.

3.7	焦化厂协助气化厂就甲醇厂的生产和经营与有关部门进行的沟通和协调工作。

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The Coking Plant shall assist the Gasification Plant to communicate and coordinate with related departments for the production and operation of the Methanol Plant.

4	焦炉气、公用工程和公共设施/ Coke Oven Gas, public utilities & public facilities

4.1	合作期间，焦化厂应按附件4约定的要求和价格向甲醇厂提供焦炉气，并按本合同第5条约定进行计量和结算。

The Coking Plant shall supply coke oven gas to the Methanol Plant according to the requirements and prices agreed in Appendix 4, and make measurement and settlement according to Article 5 during cooperation.

4.2	合作期间，焦化厂应按附件5约定要求和价格向甲醇厂和气化厂提供公用工程和公共设施，并按本合同第5条约定进行计量和结算。

The Coking Plant shall provide public utilities and facilities to the Methanol Plant & the Gasification Plant according to the requirements & price agreed in Appendix 5, and make measurement and settlement according to Article 5 during cooperation.

4.3	为便于操作，各方可就焦炉气、公用工程和公共设施依据本合同确定的基本条款和原则另行达成一致并签署更为细化的协议、备忘录或会议纪要。

For the convenience of operation, the parties may agree and sign more detailed agreement, memorandum or meeting minutes separately on coke oven gas, public utilities and facilities in accordance with the basic contract terms and principles.

5	结算与付款/ Settlement & Payment

5.1	在合作期间，所有需要通过计量之后进行结算的费用，其计量与读取必须依据各方一致认可的计量表、读表方案和读表数据进行。

The settlement should be based on the mutually recognized meter, meter reading method & meter reading data during the cooperation.

5.2	合作期间，焦化厂与甲醇厂以及焦化厂与气化厂之间的结算周期为一个月，自前一个月24日至当月23日（“结算期”）。

The settlement period is 1 month between the Coking Plant and the Methanol Plant and between the Coking Plant and the Gasification Plant, from 24th previous month to 23rd current month (“Settlement Period”).

5.3	焦炉气费用以及公用工程费用分别依据附件4、附件5 约定的要求和价格执行。

The price of coke oven gas and public utilities will be executed according to the agreement in Appendix 4 and Appendix 5 respectively.

5.4	除本合同另有规定外，在每一结算期后的五（5）个工作日内，焦化厂向甲醇厂/气化厂提交一份结算单（说明在该结算期间甲醇厂和/或气化厂应当支付的焦炉气费用和公用工程费用的详细情况）。如果双方对结算单的内容有任何疑问，可提出异议，异议的具体解决双方另议。

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The Coking Plant shall provide a settlement notice to the Methanol Plant / the Gasification Plant to indicate the details of coke oven gas and public utilities expenses during the settlement period within 5 working days after the settlement period unless otherwise mutually agreed. If there is any dispute on the settlement notice, the parties may raise objections, the solution to the objection will be discussed separately.

5.5	除本合同另有规定外，结算单双方确认无异议后，焦化厂向甲醇厂和/或气化厂提交增值税发票。甲醇厂和/或气化厂按以下约定支付：

The Coking Plant shall provide a VAT invoice to the Methanol Plant and / or the Gasification Plant after the settlement notice is confirmed by both parties unless otherwise mutually agreed. The Methanol Plant and / or the Gasification Plant shall pay the bill according to following agreements:

(1)	在本合同生效日起的第一周年的前6个月，在收到该结算期增值税发票后60日内付款；

In the 1st half year after the contract effectiveness: pay the bill within 60 days after receiving the VAT invoice of the settlement period;

(2)	在本合同生效日起的第一周年的后6个月，在收到该结算期增值税发票后30日内付款；

In the 2nd half year after the contract effectiveness: pay the bill within 30 days after receiving the VAT invoice of the settlement period;

(3)	在本合同生效日起的第一周年期满后，在收到该结算期增值税发票后7个工作日内付款；

After the 1st. year: pay the bill within 7 working days after receiving the VAT invoice of the settlement period;

(4)	以现汇方式支付；

Payment method: Cash remittance;

(5)	逾期支付的，按月加收5‰的滞纳金。

5‰ overdue fine monthly.

5.6	电费的结算与付款，分期预付，多退少补，具体操作双方另议。

The settlement & payment of electricity fee: prepayment in installments, balance will be paid to either side as the case maybe, the specific operation to be discussed separately.

6	违约责任/ liability for breach

6.1	除非合同另有约定，任何一方均不得违反合同约定的义务。

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Any of the parties can not violate the contractual obligations unless otherwise mutually agreed.

6.2	任何一方若违约，违约方除尽可能地继续履行合同约定的义务外，还应当按本合同以支付违约金的方式对另一方进行补偿。

Either party breaches the agreement, the breach party should try to continue to perform the obligation and also pay penalty to the other party as compensation according to the contract.

7	不可抗力/ force majeure

7.1	“不可抗力”事件指尽管一方已尽最大努力预防其发生并/或克服其后果，但仍对该方造成影响且该事件的发生影响该方履行合同项下义务之能力的下述事件：

“Force majeure” means despite one of the parties has tried the best to avoid its occurrence and / or overcome its consequences, but it still affect the party and it obstructs the party to fulfill its obligations under this contract. The Force majeure is listed as below.

(1)	雷电、风暴、洪水、火灾、地震、战争；

Lightning, storm, flood, fire, earthquake, war;

(2)	双方在正常情况下不可预见或不可预防的其它自然灾害。

Other natural disasters that cannot be foreseen or prevented under normal circumstances.

7.2	如果发生不可抗力事件，受不可抗力事件影响的一方（“受影响方”）应立即通知另一方，并在15天内就该事件发出正式书面通知，同时附上有关事件的说明、不能履行义务的原因、相关的证明文件以及（1）停车（压产）时间预测和/或（2）焦炉气供应和/或需求方面的减少预测（依情形）。在不可抗力事件直接导致的实际延误期内，受影响方履行义务的义务应当暂缓。

If there occurs to be force majeure, the affected party should inform the other party immediately and provide formal written notice within 15 days including the description of the event, the reason why it cannot fulfill its obligation, related provement and (1) time prediction of production suspension (production decline) and / or (2) decline prediction of coke oven gas supply and / or demand (according to circumstances). The affected party shall postpone its obligations during the actual period affected by the force majeure.

7.3	双方应立即举行会谈，找出公平的解决办法，并尽一切可行且可能的努力减轻不可抗力事件的后果。

The parties should hold the meeting to find out a fair solution immediately, and try to mitigate the consequences of the force majeure.

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8	陈述与保证/ Representations and Warranties

8.1	各方应按附件6约定的内容分别作出陈述和保证。

The parties shall make representations and warranties according to Appendix 6 respectively.

8.2	任何一方发生违反附件6陈述与保证的情形，经守约方提出纠正后，违约方应及时更正，或者双方应本着善意进行友好协商，找出解决办法。在此期间，各方仍应按合同约定继续履行义务。

Either party breaches the representations and warranties in Appendix 6, the party should rectify it in a timely manner after the other party’s reminder, or the parties can negotiate in good faith to find a solution, during which the parties should continue to perform the obligations according to the contract.

9	适用法律和争议解决/ Applicable Law and Dispute resolution

9.1	本合同的订立、签署、履行、终止及争议解决受中华人民共和国法律管辖，并依其进行解释。

The formulation, signing, performance, termination and dispute settlement of the contract shall be governed and interpreted in accordance with the PRC law.

9.2	应本合同而产生的任何争议，各方应首先努力以友好协商和谈判的方式解决。如果任何一方的授权代表不能在收到争议通知后的三十（30）日内解决纠纷，那么发出通知的一方可以把该争议提交中国国际经济贸易仲裁委员会（CIETAC）按照申请仲裁时有效的仲裁委员会的仲裁规则在北京仲裁。仲裁庭应由三名仲裁员组成，一名由申请方指定，一名由被申请方指定，第三名仲裁员（“首席仲裁员”）由双方协议指定，或在双方不能达成一致的情况下由CIETAC主任指定。仲裁庭的任何决定或裁决应是最终的，对仲裁双方均有约束力。

Any dispute arising from the contract, the parties should first try to solve by friendly consultation and negotiation. If the authorized representative of the party cannot resolve the dispute within 30 days after receiving the dispute notice, then the party who sends out the notice can submit the dispute to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in Beijing in accordance with valid arbitration rules. The arbitration court shall consist of three arbitrators, one specified by the applicant, one specified by the other party, the third arbitrator (“Chief arbitrator") specified by agreement between the parties, or by CIETAC director if the agreement cannot be reached by both sides. Any decision or award of the arbitration tribunal shall be final and binding upon both parties.

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10	期限与终止/ Term and Termination

合作期限为10年，自合同生效之日起计算，发生以下情形时，本合同提前终止：

The term of cooperation is 10 years, commenceing from the effective date of the Contract. The contract may be early terminated in the following conditions:

(1)	因不可抗力造成本合同实质性无法继续履行的；

The performance of the contract is materially prevented and terminated by a force majeure event;

(2)	因政府行为造成焦化厂被永久性关停；

The Coking Plant is shut down permanently due to government’s act.

11	生效及其他/ Commencement & others

11.1	本合同自各方签署时成立，并在满足以下全部条件之后生效：

The contract is established after signing by the parties, and will come into force when the following conditions being met:

(1)	各方授权代表签署并加盖公章；

signed by authorized representatives and stamped by all the parties;

(2)	各方最高权力机构（股东会和/或董事会）批准本合同；

obtain approval from the highest authority (board of shareholders and / or board of directors) of each party;

(3)	对甲醇厂的尽职调查、甲醇厂的计划大修以及工厂交接全部完成；

The due diligence on the Methanol Plant, the scheduled overhaul and the handover are completed;

(4)	焦化厂同意为气化厂提供人民币2000万元融资担保，担保合同签署并生效；

The Coking Plant agrees to provide 20 million RMB financing guarantee for the Gasification Plant, and the guarantee contract is signed and comes into effect;

(5)	各方同意合成气合同在本合同生效之日终止。焦化厂同意在2012年3月19日协议下支付给气化厂的人民币600万元合成气和空分共享预付款以及在2012年9月19日协议下提供给气化厂的人民币500万元的借款，合计1,100万元全部转为焦化厂支付的合成气款，并放弃追索权；气化厂同意放弃合成气合同有关费用的追索权。

The Parties agree that the syngas contract be terminated when this contract comes into effect. The Coking Plant agrees to convert the 6 million RMB syngas and air separation shared prepayments paid to the Gasification Plant under the agreement dated March 19th 2012 and the 5 million RMB loan provided to the Gasification Plant under the contract dated Sep. 19th 2012 into the payment of the syngas, and waives the right to claim; The Gasification Plant agrees to waive the claim of fees related to the syngas contract.

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11.2	合同附件是本合同不可分割的重要组成部分，与本合同具有同等法律效力。

The appendix is the integral part of this contract and has same legal effect with the contract.

11.3	各方可就焦炉气、公用工程和公共设施、及其他未尽事宜依据本合同确定的基本原则在合同订立后商谈并达成一致后签署相关的补充协议、备忘录或其他文件等。 此类文件亦构成本合同不可分割的重要组成部分，与本合同具有同等法律效力。此类文件约定内容与本合同及附件不一致的，以本合同及附件约定内容为准。

The parties may continue to negotiate and sign related supplement agreement, memorandum or other files on coke oven gas, public utilities and facilities and other matters in accordance with the basic contract terms and principles after signing the contract. Such files are the integral part of this contract and have same legal effect with the contract. If the contents of such files are inconsistent with the contract and the appendix, the contract and the appendix shall prevail.

11.4	本合同一式6份，每一方各执2份原件。

The contract is written in 6 originals, 2 for each party.

埃新斯（枣庄）新气体有限公司	山东潍焦集团薛城能源有限公司

SES (Zaozhuang) New Gas Co., Ltd.Shandong Weijiao Group Xue Cheng Energy Co., Ltd.

s/ Donald Huang	/s/ Wang Dufu

姓名：黄大立	姓名：王读福

Name: Donald Huang	Name: Wang Dufu

职位：总经理	职位：总经理

Title: General Manager	Title: General Manager

山东薛焦化工有限公司

Shandong Xue Jiao Chemical Co., Ltd.

/s/ Guo Guanghai

姓名：郭光海

Name: Guo Guanghai

职位：总经理

Title: General Manager

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附件1：交接条件

Appendix 1: Prerequisite for handover

1.	气化厂对甲醇厂的尽职调查完成，甲醇生产所需各项证照、许可、资质齐全、有效；设施设备完整完好，处于良好的可持续运行状态，无重大问题和缺陷；

The Gasification Plant completes the due diligence on the Methanol Plant, the required license, certificates, qualifications for methanol production are complete and effective; the facilities are intact and are in good condition for sustainable operation, there is no major problems and defects;

2.	气化厂和管理团队全面参与甲醇厂生产、经营和管理，享有知情、建议和监督的权利，合理的建议被予以采纳；

The Gasification Plant and the management team fully participate in the production, operation and management of the Methanol Plant, and have the right to be informed, advice and supervision, and reasonable proposal is adopted;

3.	各方就合作期间留用的甲醇厂生产人员的人选名单，人数等进行了确认并达成一致；

The parties have confirmed and agreed upon the number and name list of the production staff, who are to be staying with the Methanol Plant during the cooperation;

4.	各方就合作生效后彼此之间在生产、人事、财务等方面应遵循的互动和交流的规则和规程进行讨论并达成一致；

The parties negotiate and agree on the rules and regulations on the production, personnel, financial and other aspects of the interaction and communication after the cooperation comes into force;

5.	各方就焦炉气、公用工程和公共设施及其他未尽事宜依据本合同约定的原则另行达成一致，并签署协议、备忘录或其他文件；

The parties agree on the coke oven gas, public utilities and facilities and other matters according to the agreed principle of the contract, and sign the agreement, memorandum or other documents;

6.	合作期间所需流动资金，焦化厂出具了同意提供融资担保的承诺函；

The Coking Plant issues a letter of commitment that agrees to provide financing guarantees for the circulating funds required during cooperation.

7.	甲醇厂出具授予气化厂和管理团队对甲醇厂生产和经营的一切管理权以及对管理团队的委任授权的董事会决议。

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The Methanol Plant issues the authorization of the Gasification Plant and the management team on the production and operation of the Methanol Plant as well as the authorization of the management team from the board of directors.

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附件2：甲醇厂工厂界区范围

Appendix 2: the Methanol Plant boundary

说明/Directions：

1、 该图是维焦工厂的局部图，红色部分为甲醇厂界区范围；

This map is a partial view of WJ plant, the red part is the Methanol Plant boundary;

2、 红色圆圈为计量仪表测定点；

Red circles are measuring points of measuring instruments;

3、 甲醇厂附属设施还包括维修和仪表班的工作场所、二次水泵、焦炭过滤器和空压站。

The ancillary facilities of the Methanol plant also include the workplace of maintenance and instrument classes, the secondary pumps, coke filters and compressor station.

6	地下水计量表 Groundwater meter
5	二次水计量装置 Secondary water metering device
4	蒸汽计量 Steam measurement
3	驰放气计量装置 Purge gas metering device
2	煤气计量表 Gas meter
1	电度计量表 Electric meter
仪表序号 No.	仪表名称 Instrumentation Name
甲醇厂界区划分图 Map of the Methanol Plant boundary

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附件3：交接原则

Appendix 3: Principle of handover

1	工厂设施、设备、材料、产品等实物资产

Plant facilities, equipments, materials, products and other physical assets

1.1	设施、设备完好、完整；

The facilities & equipments shall be intact and complete;

1.2	设施、设备性能处于良好的可持续运行状态；

The facilities & equipments are in good condition for sustainable operation;

1.3	甲醇厂在交接前启动计划大修，焦化厂负责大修计划的制定，气化厂有权参与，大修成果由双方均享，焦化厂有权在完成计划大修后继续负责甲醇厂的生产运行，期限视大修情况另行规定；

The Methanol Plant start its overhaul plan before the handover, the Coking Plant shall be responsible for the planning of the overhaul, the Gasification Plant has the right to participate in the overhaul, the fruits of the orverhaul shall be equally shared by both parties, the Coking Plant has the right to continue operating the Methanol Plant after completing the planned overhaul, the term will be confirmed separately depending on the overhaul situation;

1.4	装置内催化剂使用正常；

The catalyst in the device can function normally;

1.5	备品、备件、在线物料、产品等清点后，合作后由气化厂按需购买；

The spare parts, online materials and products can be purchased by the Gasification Plant as per the demand after inventorying when the cooperation begins.

1.6	设施、设备及生产流程相关的图纸、图表、数据、记录、合同以及其他相关文件，保证联营厂能够不受限的随时借阅使用。

The drawings, charts, data, records, contracts and other relevant documents related with the facilities, equipments and production processes can be borrowed unlimitedly by the Joint Plant at any time.

2	证照印章

Certificates & Stamps

2.1	与甲醇厂生产、经营相关的所有证照、批文、许可、通知及与之相关的申请等，包括但不限于营业执照、组织机构代码证、安全生产许可证、消防批文、环评批文、税务登记证等，保证联营厂能够获得全套的复印本并随时更新，并在需要时能够不受限的随时借阅使用上述证照原件；

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The Joint Plant can get all the copies and updated copies of licenses, certificates, approval, notice and related applications, including but not limited to business license, organization code certificate, safety appraisal, firefighting, environmental appraisal, tax certificate, etc.. and can borrow the originals without restriction at any time when needed.

2.2	原印章，包括但不限于公章、法人章、合同专用章等，全部由焦化厂封存；气化厂新刻全套印章，新印章留样焦化厂备案。合作期间，焦化厂承担与原印章以及甲醇厂原法定代表人行为（但气化厂管理团队成员被委派担任甲醇厂法定代表人的除外）的有关的或引起的责任和风险，气化厂承担与新印章有关的或引起的责任和风险。

All the original chops and stamps including but not limited to official chop, legal representative stamp and contract stamp, etc. will be lock up and maintained by the Coking Plant. The Gasification Plant will make new chops and stamps, and a sample of such new stamps will be copied to the Coking Plant for filing. During the cooperation, the Coking Plant will assume the responsibilities and risks related with or caused by the original chops and stamps and the act of original legal representative of the Methanol Plant (except for the management team member of the Gasification Plant who will be assigned as the legal representative of the Methanol Plant). The Gasification Plant will assume the responsibilities and risks related with or caused by the new chops and stamps.

3	财务、税务及资产负债表

Finance, Tax and Balance Sheet

3.1	原印章、印鉴、银行账户、银行票据和开启信息等，包括但不限于，财务专用章、发票专用章、银行印鉴、网银系统、帐户密码等由焦化厂封存；气化厂新刻印章和新设帐户、印鉴及密码等，新印章留样焦化厂备案。合作期间，焦化厂承担与原印章、印鉴有关的或引起的责任和风险；气化厂承担与新印章、印鉴有关的或引起的责任与风险。

Original chops, stamps, bank accounts, bank notes and open information, including but not limited to financial chop, invoice chop, bank chop, online banking systems, account passwords, etc. will be lock up and maintained by the Coking Plant; The new chop and new account, chops and password will be made by the Gasification Plant, and a sample of new stamps will be copied to the Coking Plant for filing. During the cooperation, the Coking Plant will assume the responsibilities and risks related with or caused by the original chop and stamp; the Gasification Plant will assume the responsibilities and risks related with or caused by the new chop and stamp.

3.2	所有原始凭证、账簿、财务报表、纳税申报表、审计报告等资料，保证联营厂能够不受限的随时借阅使用；

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All the original vouchers, books, financial reports, tax declaration forms, audit reports can be borrowed without restriction by the Joint Plant at any time.

3.3	所有与税票开具和申报相关的税控硬件和软件、发票领购簿等、以及已申购未使用的增值税专用发票移交管理团队；

All materials relating to the invoicing, hardware and software for declaration, the special nationwide invoice stamp, invoice, outstanding VAT invoices to be handed over to the Management Team.

3.4	核对资产负债表及相关财务报表，确定适用的会计准则变动以及交接时的基准财务报表。

Check the balance sheets and the related financial statements to determine the applicable accounting standards and changes and the benchmark financial statements when making handover.

4	人事及生产人员

Personnel and operators

4.1	原则上指生产操作人员、生产技术人员、生产维修人员以及生产管理人员；

The operators include operators working on the production lines, technical workers, maintenance workers and management team;

4.2	原则上留用。

The operators as above will be retained in principal.

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附件4：焦炉气

Appendix 4: Coke Oven Gas

1	焦炉气气量与组成/ Volume & composition of coke oven gas

1.1	气量：焦炉气的日平均供气量立方米/小时，最低不少于 &&& 立方米/小时。

Volume: Coke oven gas supply at &&& m3/hr daily average, no less than &&& m3/hr.

1.2	组成：焦炉气的气体组成应符合下表的要求。

Composition: the coke oven gas composition should meet the following requirements.

主要成分及杂质含量

Main components and impurities

主要成分 Main components	H2	N2	CO	CO2	CH4	O2	CnHm
体积含量（%） Volume content (%)	&&&	&&&	&&&	&&&	&&&	&&&	&&&
杂质组成 Impurities	硫化氢 H2S	萘 C10H8		氨 NH3		焦油 Tar
含量（mg/Nm3） Content (mg/Nm3)	&&&	&&&		&&&		&&&

2	焦炉气价格/ Coke Oven Gas Price

2.1	在满足以下条件的前提下，焦炉气价格按人民币 &&& 元/立方米（含税）结算：

The price for the coke oven gas will be RMB &&& (including VAT) if the following conditions are met:

(1)	焦炉气的气量与组成符合本附件第1.1和第1.2款约定；及

The volume and composition of the coke oven gas comply with Article 1.1 & Article 1.2 in this appendix; and

(2)	焦炉气外供除按现有标准供应海乐公司和奥瑟亚公司外，应优先满足甲醇厂的供应，并不得新开发和新增焦炉气用户。

Apart from the supply to Haile Company & Aoseya company, the coke oven gas shall be supplied to the Methanol Plant with priority and no new coke oven gas users shall be developed and added;

&&& This information has been omitted in reliance upon Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

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2.2	焦炉气费用结算的计算公式如下：

The formula of coke oven gas settlement as below:

&&&

2.3	经焦化厂和气化厂共同确认，焦炉气的气体组成中硫化氢、氧、或氨的含量不符合本附件第1.2条约定，或有效成分（本有效成分指：H2、CO、CH4）含量低于&&&时，即为不合格焦炉气。当甲醇厂收到不合格焦炉气时，甲醇厂可停止接收该焦炉气，同时双方按以下约定执行：及时通知焦化厂，焦化厂在接到此类通知后，应立即采取矫正行为，并在其能够恢复供应合格焦炉气后通知甲醇厂；对不合格焦炉气，甲醇厂有权拒收；若甲醇厂继续接收焦炉气时，按上述价格的 &&& 结算。其中，双方同意仅对有效成分（指H2、CO、CH4）这一项指标按结算月度平均含量考核。

The Coking Plant and the Gasification Plant jointly confirmed that when the composition of H2S, O2 or NH3 of the coke oven gas does not comply with Article 1.2 of this Appendix, or the content of the effective ingredient (the effective ingredient means: H2, CO, CH4) is less than &&&, the coke oven gas is non-conform. When the Methanol Plant receives non-conforming coke oven gas, the Methanol Plant can stop receiving the coke oven gas, meanwhile the two parties will execute the following agreement: promptly notify the Coking Plant, in receipt of such notice, the Coking Plant shall immediately take corrective action, and notify the Methanol Plant after it can restore the supply of the qualified coke oven gas; the Methanol Plant has the right to refuse the non-conforming coke oven gas; if the Methanol Plant continues to receive the non-conforming coke oven gas, the price for the coke oven gas shall be &&& of the price specified in article 2.1 of this appendix. The two parties agree to assess the content of the effective ingredient (the effective ingredient means: H2, CO, CH4) based on the averaged content readings over the settlement month.

2.4	当焦炉气的日平均供气量小于 &&& 立方米/小时，焦化厂应对此向甲醇厂作书面说明，在甲醇厂认可并视条件能够继续运行的前提下，甲醇厂将继续接收焦炉气。

The Coking Plant shall give a written explanation to the Methanol Plant when the coke oven gas supply volume is less than &&& m3/hr daily averages. The Methanol Plant will continue to accept coke oven gas only when the Methanol Plant accepts the explanation and the plant condition allows for the operation.

&&&	This information has been omitted in reliance upon Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

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附件5：公用工程与公共设施

Appendix 5: Public utilities & facilities

1	焦化厂应向甲醇厂提供：

The Coking Plant should provide the following utilities & facilities for the Methanol Plant:

1.1	电力：电价执行焦化厂与供电部门的同期电度价格，由甲醇厂自行承担一台12500KVA的变压器容量费。

Electric power: the electricity fee shall be the same unit price to be charged to the Coking Plant by the authority. The Methanol Plant shall be responsible for the capacity fee of one transformer with 12500KVA.

1.2	蒸汽：焦化厂应向甲醇厂提供其生产所需的蒸汽用量，且气体参数符合甲醇生产工艺需求，价格为人民币85元/吨（含税）。

Steam: the Coking Plant should provide sufficient steam supply required in production for the Methanol Plant, and the gas parameters should comply with the methanol production process, price at Rmb 85/ton (incl. VAT).

1.3	脱盐水：焦化厂应向甲醇厂提供其生产所需的脱盐水用量，价格为人民币15元/吨（含税）。

Desalinized Water: the Coking Plant should provide sufficient desalinized water supply required in production for the Methanol Plant, price at Rmb 15/ton (incl. VAT).

1.4	二次水：焦化厂应免费向甲醇厂供应其生产所必需的二次水用量。

Secondary Water: the Coking Plant should provide free supply of secondary water required in production for the Methanol Plant.

1.5	地下新鲜水：焦化厂应按人民币5元/吨（含税）向甲醇厂供应地下新鲜水。

Underground fresh water: the Coking Plant should provide underground fresh water supply for the Methanol Plant, price at Rmb 5/ton (incl. VAT).

1.6	污水处理：焦化厂应接收并免费处理甲醇厂排放的污水。

Wastewater: the Coking Plant accepts and makes free treatment of wastewater from the Methanol Plant.

1.7	驰放气：甲醇厂释放的驰放气按人民币0.52元/立方米（含税）价格回售给焦化厂用于发电，回售的驰放气量不超过焦炉气量的25%。若超过焦炉气量25%，超过的部分，则按0.28元/立方米（含税）计算。

Purge Gas: the purge gas from the Methanol Plant to be sold at RMB 0.52/m3 (incl. VAT) to the Coking Plant for power generation, the quantity of Purge Gas should be less than 25% of total Coke Oven Gas, the portion exceeding 25% of total Coke Oven Gas will be sold at RMB 0.28/m3.

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1.8	地磅：焦化厂有偿提供地磅装置使用，按人民币1.00元/吨甲醇计价。

Weighbridge: the Coking Plant provide weighbridge at the price of RMB 1.00/ton methanol.

1.9	其他公共设施/设备：包括但不限于甲醇厂区内的道路、办公楼、消防系统、保安等，免费提供甲醇厂使用。

Other public facilities/equipments: including but not limited to road, office building, fire protection systems and securities within the boundary of the Methanol Plant, offered for free use.

2	焦化厂应向气化厂供应：

The Coking Plant should provide the following utilities & facilities for the Gasification Plant:

2.1	电力：在确保焦化厂供电安全并经供电部门同意的情况下向气化厂提供一定的用电负荷。与气化厂用电有关的变压器容量费由焦化厂承担，电价执行焦化厂与供电部门的同期电度价格。相关线路改造和协调工作/费用由气化厂承担。

Electric power: the Coking Plant will provide certain electricity load for the Gasification Plant provided that the security of electricity supply can be guaranteed and it has been approved by the authority. The capacity fee of the transformer related to the Gasification Plant usage will be borne by the Coking Plant. The electricity price will be the same unit price to be charged to the Coking Plant by the power authoirty. The work and exepenses for the related cable line project and coordination work will be carried out and borne by the Gasification Plant.

2.2	煤炭：若气化厂向焦化厂能够购买煤炭（包括洗中煤），焦化厂同意比市场价格优惠的价格销售给气化厂使用。

Coal: If the Gasification Plant can purchase coal (including middling coal) from the Coking Plant, the Coking Plant agrees to supply the coal to the Gasification Plant with a price lower than the market.

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附件6：陈述与保证

Appendix 6: Representations and Warranties

在合作期间，焦化厂向气化厂作出如下保证：

The Coking Plant makes the following representations and warranties to the Gasification Plant during cooperation:

1.	保证不干预、干扰甲醇厂的正常生产、运营和经营；

Ensure not to intervene, interfere the normal production, operations and management of the Methanol Plant.

2.	保证甲醇厂和气化厂免受甲醇厂在交接日前的债权人的任何形式的追索和干扰（诉讼、仲裁或其他形式）；

Ensure the Methanol Plant and the Gasification Plant free from any forms of claims and interferences (litigation, arbitration or other forms) from any creditors of the Methanol Plant before the cooperation.

3.	保证使甲醇厂避免因某个产生于交接日前的原因而被查封资产或冻结帐户；保证使甲醇厂避免因某个产生于交接日前的原因而被处罚、或被要求停产整顿；

Ensure the Methanol Plant free from seizure or freezing of assets account caused by any reasons before the cooperation; Ensure the Methanol Plant free from being punished, or being forced to suspend production for rectification arising from any reasons before the cooperation.

4.	保证不擅自处理、处置甲醇厂的任何资产； 保证甲醇厂在合作期间有效存续，但政府行为除外；

Ensure not to disposal of any assets of the Methanol Plant; ensure the valid existing of the Methanol Plant during the cooperation, except for government actions.

5.	保证不利用其掌握的甲醇厂的证照资料，以甲醇厂的名义为甲醇厂新增任何债务；

Ensure not to use the license, permits and other materials of the Methanol Plant to add any new debts on the Methanol Plant, in the name of the Methanol Plant;

6.	保证为甲醇厂的生产、运营和管理提供及时的充分的便利、包括但不限于提供所需的证照原件使用、协助处理与有关主管部门的沟通和协调等。

Ensure to provide timely and adequate facilities, including but not limited to providing the necessary licenses original use, helping to deal with the communication and coordination with relevant competent departments for the Methanol Plant.

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在合作期间，气化厂向焦化厂作出如下陈述和保证：

The Gasification Plant makes the following representations and warranties to the Coking Plant during cooperation:

1、 采用良好的操作规范运行甲醇厂，使甲醇厂维持在良好的运行状态；

Adopt good practices to run the Methanol Plant to maintain the Methanol Plant in good operating condition;

2、 不隐瞒甲醇厂任何生产安全事故、人员伤亡事故；

not to conceal any production safety accidents, casualties of the Methanol Plant;

3、 不隐瞒甲醇厂任何隐性债务或或有债务；

not to conceal any hidden debts or contingent liability of the Methanol Plant;

4、 不擅自处置甲醇厂的任何资产，但以正常的甲醇生产经营为目的的合理处置除外；

not to disposal of any assets of the Methanol Plant, except for the purpose of reasonable disposition for normal methanol production;

5、 不以甲醇厂资产（包括土地、房产、工厂设施及设备等）进行抵押或用于向任何其他方进行担保；

not to use the assets (including land, property, plant facilities and equipment, etc.) of the Methanol Plant for mortgage or guarantee for any other parties.

6、 不隐瞒甲醇厂的任何诉讼、仲裁、劳动仲裁、行政处罚等。

not to conceal any litigation, arbitration, labor arbitration, administrative penalties of the Methanol Plant.

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